SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISUAL ACUMEN, INC.

(Exact name of registrant as specified in its charter)

Florida	5045	46-3853512
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

432 Maple Hill Avenue Newington, CT 06111	Corporation Service Company 1201 Hays Street
860-532-0427	Tallahassee, Florida 32301
E-Mail: info@visualacumen.com	850-558-1500
(Address and telephone of	(Name, address and telephone number
Registrant’s executive office)	of agent for service)

Please send copies of all correspondence to:

Everett & Everett, PLLC
452 Fifth Avenue, 12 Floor
New York, NY 10018
Phone: 212-300-6104
Fax: 347-620-9112
info@everettpllc.com

Approximate date of proposed sale to the public: As soon as practical after this registration statement becomes effective

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered (3)	Amount To Be Registered (1)	Proposed Maximum Offering Price per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common stock by Company par value $0.0001	3,000,000	$ 0.011	$ 33,000	$ 4.25

(1)

The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 1,500,000, shares sold and the gross proceeds will be $16,500.

(2)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

VISUAL ACUMEN, INC.

$33,000

3,000,000 SHARES OF COMMON STOCK

$0.011 PER SHARE

This registration statement constitutes the initial public offering of VISUAL ACUMEN, INC. (the “Company”, “us”, “we”) common stock. The Company is registering 3,000,000 shares of common stock at an offering price of $0.011 per share for a total amount of $33,000.  There are no underwriting or broker dealers involved with the offering.

The Company will offer the securities on a best efforts basis, which means that our director and officer will use his best efforts to market and sell the common stock. The shares will be offered at a fixed price of $0.011 per share for the duration of the offering, and there will be no minimum number of shares required to be sold close the offering. Any funds received from the sale of shares will be immediately available for use by the registrant. The Company’s sole officer and director, Mr. McKenna, will be responsible to market and sell these securities.  We are considered a shell company as defined under Rule 405 of the Securities Act, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Refer to the section entitled “Risk Factors” on page 13.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.011	Not applicable	$0.011
Minimum Purchase	None	Not applicable	Not applicable
Total (3,000,000 shares)	$33,000.00	Not applicable	$33,000.00

Currently, Mr. McKenna owns 100% of the Company’s common stock. After the offering, Mr. McKenna will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $7,950. The proceeds from the sale of the securities will be placed directly into the Company’s account. Any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable law. The funds raised in this offering, even assuming the Company sells all the shares being offered, will be insufficient to fully develop our intended business strategy or begin selling our intended products. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of Visual Acumen, Inc. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board, the Company will require the assistance of a market-maker to apply for quotation and there is no guarantee a market-maker will assist the Company.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” contained herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) 90 days from the date of this prospectus becomes effective. The Company may, at its discretion, extend the offering for an additional 90 days beyond the 90 days from the effective date of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THR SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH IDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

The date of this prospectus is __________, 2014

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This prospectus, and any supplement to this prospectus include “forward-looking statements”. To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 5 of this prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

SUMMARY INFORMATION ABOUT VISUAL ACUMEN, INC.

Visual Acumen, Inc. (“Visual Acumen”, “we”, the “Company”), a development-stage company, was incorporated in the State of Florida as a for-profit company on October 7, 2013 and established a fiscal year end of December 31, 2013.  The Company is developing a process for extracting descriptive data from images.  The data will be used to provide analytical information to users about themselves and their habits as well as empower users who have difficulties with the written word, communicate more effectively.  The Company intends to license the technology to third-party companies and developers as well as develop applications on the Apple iOS and Android platform.  The company intends to sell these applications through the Apple “App Store” and Google Play store.

Our business and registered office is located at 432 Maple Hill Avenue, Newington, Connecticut 06111.  Our telephone number is 860-532-0427; our main E-mail address is info@visualacumen.com.

As of December 31, 2013, Visual Acumen has raised $9,000 through the sale of its common stock.  There is $9,000 of cash on hand in the corporate bank account. The Company currently has liabilities of $2,000 represented by expenses accrued to its auditor for a total net loss of $2,000.  In addition, the Company anticipates incurring costs associated with this offering totaling approximately $7,950. As of the date of this prospectus, we have not generated any revenues from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE COMPANY

The Company has 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.011 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	3,000,000 shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering the 3,000,000 shares of our common stock at $0.011.

Number of shares outstanding before the offering of common stock	9,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	12,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.011.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $0.011 per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering to create the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $7,950, are being paid for by us.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration Statement being declared effective.

Terms of the Offering	Our sole officer and director will sell the common stock upon effectiveness of this registration statement on a best efforts basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Balance Sheet	As of December 31, 2013
Total Assets	$9,000
Total Liabilities	$2,000
Shareholder’s Equity	$7,000
Operating Data	October 7, 2013 (inception) through December 31, 2013
Revenue	$ 0.00
Net Loss	$2,000
Net Loss Per Share	$ 0.00

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company, it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•

be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•	be permitted to use any extended transition periods allowed by new or revised accounting standards that have different effective dates for public and private companies.

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

OUR OFFERING IS BEING CONDUCTED BY OUR SOLE OFFICER AND DIRECTOR WITHOUT THE BENEFIT OF AN UNDERWRITER WHO WOULD HAVE CONFIRMED THE ACCURACY OF THE DISCLOSURE IN OUR PROSPECTUS.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our sole officer and director will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

THE COMPANY’S ELECTION TO NOT OPT OUT OF THE JOBS ACT EXTENDED ACCOUNTING TRANSITION PERIOD MAY MAKE ITS FINANCIAL STATEMENTS DIFFICULT TO COMPARE TO OTHER COMPANIES.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, who would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS, THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK.

As of December 31, 2013, the Company had $9,000 in assets and limited capital resources. In order to continue operating over the next 18 months, we must raise approximately $33,000 in gross proceeds from this offering.  The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $7,950 are being paid by us.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public, however, there is no guarantee that we will be able to sell the securities; even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

BECAUSE WE HAVE NOT DEVELOPED A BUSINESS TO DEVELOP APPLICATIONS FOR THE iOS AND ANDROID PLATFORM OUR BUSINESS MAY NOT COME TO FRUITION.

We have not developed a business to develop applications for the iOS and Android platform. We do not know the exact cost of executing an applications business to develop applications for the iOS and Android platform. In the case of a higher than expected cost of execution, we will not be able to offer our business. If we are unable to execute the business, we will have to cease our operations, resulting in the complete loss of your investment.

WE INTEND TO PARTNER WITH COMPANIES AND DEVELOPERS TO LICENSE OUR TECHNOLOGY AND ONLINE APPLICATION RETAILERS TO MARKET AND DISTRIBUTE OUR PRODUCTS AND THUS TO GENERATE OUR REVENUES. THE LOSS OF, A CHANGE IN OR THE FAILURE TO CREATE ANY SIGNIFICANT RELATIONSHIPS WITH ONLINE APPLICATION RETAILERS OR COMPANIES AND DEVELOPERS WOULD MATERIALLY REDUCE OUR REVENUES.

We intend to license our technology and sell our application offerings primarily through application sales platforms, specifically the Apple “App Store” and Google Play store. Our future success is highly dependent upon creating and maintaining successful relationships with online retailers and companies and developers who could benefit from our technology. Our failure to create and maintain relationships, or a significant reduction in revenues from, one or more of these retailers would materially reduce our revenues and thus harm our business, operating results and financial condition.

BECAUSE A SUBSTANTIAL PORTION OF OUR REVENUES WOULD BE DERIVED FROM THIRD PARTY ONLINE APPLICATION RETAILERS, IF ANY OF OUR SIGNIFICANT ONLINE APPLICATION RETAILERS ARE UNABLE TO FULFILL THEIR PAYMENT OBLIGATIONS, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD SUFFER.

If any of our future customers are unable to fulfill their payment obligations to us under their contracted agreements, our revenues and cash flows could decline significantly and our financial condition could be harmed. In addition, recent disruptions in national and international credit markets have led to a scarcity of credit, tighter lending standards and higher interest rates on consumer and business loans. Continued disruptions in credit markets may materially limit consumer credit availability and restrict credit availability, which may also impact their ability to fulfill their payment obligations.

IF ONE OR MORE OF OUR APPLICATIONS WERE FOUND TO CONTAIN HIDDEN OR OBJECTIONABLE CONTENT, OUR REPUTATION AND OPERATING RESULTS COULD SUFFER.

We do not currently have market-ready applications and currently have no customers, but hidden content may be included in our future applications by an employee who was not authorized to do so or by an outside developer or supplier without our knowledge. This hidden content may contain profanity and sexually explicit or otherwise objectionable material. Our design, programming process and the constraints on the file size of our services would reduce the possibility of hidden, objectionable content appearing in the applications we publish. Nonetheless, these processes and constraints may not prevent this content from being included in our future applications. If our applications are found to contain hidden or objectionable content, our customers could refuse to sell it and consumers could refuse to buy it or demand a refund of their money. This could have a materially negative impact on our business, operating results and financial condition. In addition, our reputation could be harmed, which could impact sales of other applications we may intend to sell. If any of these consequences were to occur, our business, operating results and financial condition could be significantly harmed.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on October 7, 2013, and to date have been involved primarily in formation of the entity and the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar business; the availability of motivated and qualified personnel; pricing changes by the Company or its competitors, specific economic conditions in the application and software industries general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, WHICH MAY FACILITATE THE DEVELOPMENT OF COMPETING SERVICES BY OTHERS.

At this time we have no intellectual property.  We will rely on a combination of trade secret and copyright laws, restrictions on disclosure, to protect any intellectual property rights which may develop during the time of and upon completion of our initial source code. Despite our efforts to protect our source code and any other proprietary rights which may develop, third parties may copy or otherwise obtain and use our applications or technology. The laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. If we fail to adequately protect our intellectual property rights, it will be easier for our competitors to sell competing applications.

OUR SERVICES MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, WHICH MAY RESULT IN LAWSUITS AND PROHIBIT US FROM SELLING OUR SERVICES OR SUBJECT US TO LITIGATION COSTS AND MONETARY DAMAGES.

There is a risk that third parties have filed or will file applications for, or have received or will receive, patents or obtain additional intellectual property rights relating to materials or processes that we use or propose to use. As a result, from time to time, third parties may assert patent or other intellectual property rights to technologies that are used in our services or are otherwise important to us. In addition, third parties may assert claims or initiate litigation against us or our manufacturers, suppliers, customers or partners with respect to existing or future services or other proprietary rights. We generally undertake to indemnify our customers and partners against intellectual property infringement claims asserted against them with respect to the services we sell to, or distribute through, them. Any claims against us or customers or partners that we indemnify against intellectual property claims, with or without merit, may be time-consuming, result in costly litigation or monetary damages and diversion of technical and management personnel, or require us to develop non-infringing technology. If a claim is successful, we may be required to obtain a license from the parties claiming the infringement. If we are unable to obtain a license, we may be unable to market our affected services. Limitations on our ability to market our services and delays and costs associated with monetary damages and redesigns in compliance with an adverse judgment or settlement would harm our business.

ECONOMIC CONDITIONS AND ANY ASSOCIATED IMPACT ON CONSUMER SPENDING COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We are subject to macroeconomic fluctuations in the United States and worldwide economy, including those that impact discretionary consumer spending. Continued economic uncertainty and reductions in discretionary consumer spending may result in reductions in sales of iOS and Android applications, which would adversely affect our business, results of operations and our financial condition. If these issues persist, or if the economy continues this prolonged period of decelerating growth or recession, our results of operations may be harmed.

OUR PRESENT LIMITED OPERATIONS HAVE NOT YET PROVEN PROFITABLE.

To date we have not shown a profit in our operations. We do not presently have a market-ready product, and we currently do not have any customers. We cannot assure that we will achieve or attain profitability in 2014 or at any other time. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition

MR. MCKENNA HAS NO EXPERIENCE IN RUNNING A PUBLIC COMPANY. THE LACK OF EXPERIENCE IN OPERATING A PUBLIC COMPANY COULD IMPACT OUR RETURN ON INVESTMENT, IF ANY.

As a result of our reliance on Mr. McKenna, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. McKenna intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage the Company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize the Company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. McKenna to make the appropriate management decisions.

OUR BUSINESS MAY NOT FIND ACCEPTANCE WITH THIRD PARTY COMPANIES, DEVELOPERS AND THE iOS AND ANDROID APPLICATIONS AND ONLINE COMMUNITY.

We are a new company with no established visibility or recognition as a technology developer or in the iOS or Android applications community. If we are not able to have our products accepted by the marketplace, we may not be able to generate revenues and our business plan may fail.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by the intended customers of our products; fluctuations in the demand for our products; timing of operating costs; and capital expenditures relating to expansion of our business.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. McKenna, our sole officer and director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. McKenna, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our sole officer and director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCT OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to successfully market our service to prospective customers. However, our planned service may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our service to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our plans include developing a process for extracting descriptive data from images to be used to provide analytical information to users about themselves and their habits as well as empower users who have difficulties with the written word, communicate more effectively.  The Company intends to license the technology to third-party companies and developers as well as develop applications on the Apple iOS and Android platform and sell these applications through the Apple “App Store” and Google Play store.  Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on offering our applications for sale we may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the Company’s business plan; (b) obtaining buyers for our applications and licenses for our technology; (c) obtaining adequate financing on acceptable terms; and (d) adapting our internal controls and operating procedures to accommodate our future growth.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH, OUR BUSINESS COULD BE HARMED AND WE MAY NOT BECOME PROFITABLE.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

As of December 31, 2013, we have incurred a total of approximately $2,000 in start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to our sole officer.

OUR MANAGEMENT TEAM CONSISTS OF ONE PERSON AND MAY NOT BE SUFFICIENT TO SUCCESSFULLY OPERATE OUR BUSINESS.

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only one management member which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR SERVICE, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our business. Competitors may enter this sector with superior service. This would infringe on our customer base, having an adverse affect upon our business and the results of our operations.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS. YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HIS SUCCESSORS.

The Company’s sole officer and director, Mr. McKenna, owns 9,000,000 shares of common stock representing 100% of the Company’s outstanding stock. Mr. McKenna will own 9,000,000 shares of the Company’s common stock after this offering is completed representing approximately 75% of the Company’s outstanding shares, assuming all securities are sold. As a result, Mr. McKenna will have control of the Company even if the full offering is subscribed for and will be able to choose all of the Company’s directors. Mr. McKenna’s interests may differ from the ones of other stockholders. Factors that could cause Mr. McKenna’s interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and Mr. McKenna’s ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by Mr. McKenna. Purchasers of the offered shares may not participate in the Company’s management and, therefore, are dependent upon Mr. McKenna’s management abilities. The only assurance that the Company’s shareholders, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse his discretion in executing the Company’s business affairs is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions, and financing. Mr. McKenna also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of the Company’s board of directors (“Board”).

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

Risks Related To Our Financial Condition

WE WILL REQUIRE ADDITIONAL FINANCING IN ORDER TO IMPLEMENT OUR BUSINESS PLAN. IN THE EVENT WE ARE UNABLE TO ACQUIRE ADDITIONAL FINANCING, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN RESULTING IN A LOSS OF REVENUES AND ULTIMATELY THE LOSS OF YOUR INVESTMENT.

Due to our start-up nature, we will have to incur legal, accounting, product development, marketing administrative and all other associated fees. To fully implement our business plan we will require additional funding. This offering, if successful, will enable us to commence making investment purchases, and will not assist us in further developing our initial business operations. Additionally, since the net offering proceeds have been earmarked for website development, accounting, legal, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated January 14, 2014, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the Auditors Report accompanying our Audited Financial Statements.  Because we have been issued an opinion by our auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of our products. Within the next 18 months, we will have costs related to (i) creating an applications software business; (ii) initiation of our marketing campaign; (iii) administrative expenses; and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our service will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF OUR REGISTRATION STATEMENT IS DECLARED EFFECTIVE, WE WILL BE SUBJECT TO THE SEC’S REPORTING REQUIREMENTS AND WE CURRENTLY DO NOT HAVE SUFFICIENT CAPITAL TO MAINTAIN THIS REPORTING STATUS WITH THE SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply for quotation of our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

We have only been recently formed and have only a limited operating history with no earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.001 as of December 31, 2013, our most recent financial statement date.

The arbitrary offering price of $0.011 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.011. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY

We have 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors

BECAUSE WE ARE CURRENTLY CONSIDERED A SHELL COMPANY THERE ARE RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF UNREGISTERED SHARES.

We are currently, considered a shell company within the limits of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933 in that we currently have nominal operations and nominal assets. Accordingly, there will be illiquidity of any future trading market until we are no longer considered a shell company, as. As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. We can provide no assurance or guarantee that we will cease to be a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Resultantly, investors may not be able to sell their shares and may lose their entire investment.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT YET A REPORTING ISSUER AND MAY NOT BECOME ONE.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. As a filer under Exchange Act 15(d), we are not subject to the third-party tender offer rules and the short-swing trading provisions of Section 16.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.011. The following table sets forth the uses of proceeds assuming the sale of 35%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

		If 35% of	If 50% of	If 75% of	If 100% of
		Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS FROM THIS OFFERING		$11,550	$16,500	$24,750	$33,000

Less: OFFERING EXPENSES
Accounting fees		2,750	2,750	2,750	2,750
Legal fees		3,275	3,275	3,275	3,275
Printing		300	300	300	300
Transfer Agent		1,625	1,625	1,625	1,625
TOTAL		$7,950	$7,950	$7,950	$7,950

Less: PRODUCT DEVELOPMENT
Technology Development	:
Application development:
TOTAL		$250	$3,000	$7,000	$13,000

Less: SALES & MARKETING
Website design/Hosting/:
Logo Design:
Advertising:
TOTAL		$250	$1,450	$4,200	$7,500

Less: ADMINISTRATION EXPENSES
General & Administrative		500	1,000	2,500	3,900
State of Florida Reporting		150	150	150	150
SEC Reporting (1)		2,950	2,950	2,950	2,950
TOTAL		$3,600	$4,100	$5,600	$7,000

TOTALS		$12,050	$16,500	$24,750	$33,000

(1) The SEC Reporting line item includes the cost of complying with the SEC’s disclosure requirements.

The public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher then the offering price in this offering.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.011 per share. This price is significantly greater than the price paid by our sole officer and director. Our sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.011
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholders	$0.0019
Net tangible book value per share after offering	$0.0027
Increase to present stockholders in net tangible book value per share after offering	$0.0019
Capital contributions	$33,000
Capital contribution by officer & director on October 7, 2013	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholder	9,000,000
Percentage of ownership after offering	75%

New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	35%	50%	75%	100%
Per share offering price	$0.011	$0.011	$0.011	$0.011
Net tangible book value per share before offering	$0.0008	$0.0008	$0.0008	$0.0008
Net tangible book value per share after offering	$0.010	$0.0015	$0.0021	$0.0027
Decrease in investment to new shareholders	$0.0100	$0.0095	$0.0089	$0.0083
Dilution to new shareholders	90.5%	86.6%	80.8%	75.8%

THE OFFERING

We are registering 3,000,000 shares of our common stock for offer and sale at $0.011 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.011. Even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.011 will not change for the duration of the offering.

The Company will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through McKenna our Sole Officer and Director named herein. Mr. McKenna will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities. However, Mr. McKenna may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. In any event, the offering will end within six months of this Registration statement being declared effective.

We will not use public solicitation or general advertising in connection with the offering. The shares will be offered at a fixed price of $0.011 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Mr. McKenna believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under ‘blue sky’ laws. However, we have not yet applied for ‘blue sky’ registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the United States. For further discussion regarding ‘blue sky’ registration please see ‘Risk Factors’ elsewhere in this Prospectus.

Mr. McKenna will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Mr. McKenna is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation.

2.	Mr. McKenna will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. McKenna is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Mr. McKenna meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage
Title of Class	Name	Shares Owned	of Shares (1)
Shares of Common Stock	Alex McKenna (2)	9,000,000	100%
	432 Maple Hill Avenue Newington, Connecticut 06111

(1) Based on 9,000,000 shares outstanding as of December 31, 2013.

(2) The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, Alex McKenna is the only “parent” and “promoter” of the company.

For the period ended December 31, 2013, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. However, if the Company is deemed to be a shell company, securities issued by the Company cannot be sold in reliance on Rule 144.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is $0.011 (please see “Plan of Distribution” above).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, December 31, 2013. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock. The Company received $9,000 cash.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and,

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Bylaws, our Articles of Incorporation, and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Everett & Everett, PLLC, 452 Fifth Avenue, 12 Floor, New York, NY 10018, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Messineo & Co, CPAs, LLC (“M&Co”), 2471 North McMullen Booth Road Suite 302, Clearwater, Florida 33759, Telephone: (518) 530-1122 has audited our Financial Statements for the period October 7, 2013 (date of inception) through December 31, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit inception October 7, 2013 through December 31, 2013.

BUSINESS DESCRIPTION

INTRODUCTION

On October 7, 2013, Mr. Alex McKenna, president and sole director, incorporated the Company in the State of Florida and established a fiscal year end of December 31, 2013. The Company is currently developing a process for extracting descriptive data from images to be used to provide analytical information to users about themselves and their habits as well as empower users who have difficulties with the written word, communicate more effectively.  The Company intends to license the technology to third-party companies and developers as well as develop applications on the Apple iOS and Android platform and sell these applications through the Apple “App Store” and Google Play store.

The Company is working on developing methods of extracting descriptive data from images. Prior methods of defining characteristics of images require users to make a list of adjectives that describe an image or present users with a list of adjectives and request the user rank the image on a scale from one to ten.  In such a use case, a user will go through “considerable thought process” to make a decision on what number to assign the image.

The Company believes there are a number of applications for its technology including but not limited to: iOS and Android applications for the mobile health and self help, dating, and assisting individuals with reading and writing disorders.

The Company believes that the inability to effectively communicate in writing in modern society excludes many people from contributing their ability and talents to the economy.  The Company intends our technologies to provide people with lexical limitations, including Dysgraphia (having difficulty with handwriting) Dyslexia (difficulty learning to read fluently and with accurate comprehension) and Dyspraxia (difficulty processing information) assistance in overcoming their limitations by extracting meaning from visual interfaces.

Dysgraphia is a learning disability that causes difficulty in the act of writing.  It leads to problems with spelling, handwriting and the transfer of thoughts to paper.  Dyslexia is a learning disability that causes serious difficulties in spelling or reading, despite the individual’s normal or abnormal level of intelligence.  Lastly, Dyspraxia is a disorder of fine motor skills that often impacts the physical act of writing.

Using a process the Company refers to as “Image Dissection”, descriptive characteristics about an image are dynamically generated.

Ramos Alejandro (flickr.com/photos/mondi/4382096739) Creative Commons (creativecommons.org/licenses/by/4.0)	Tyler Hitchcock (flickr.com/photos/teehitch/9359124130) Creative Commons (creativecommons.org/licenses/by/4.0)
#1	#2

If a user is asked to select the more “adventurous” image, the user is more likely to select picture #2. Over time, image #2 will be compared to other images. If #2 is always selected as the more adventurous image, then it will receive a rating of 10 or if other images are selected as more adventurous than #2 those images will receive a higher ranking than image #2. Over time, an image will have a database of attributes and the more adjectives and images users are asked to compare, the more information the company will be able to extrapolate about the user.

Ramos Alejandro (flickr.com/photos/mondi/4382096739) Creative Commons (creativecommons.org/licenses/by/4.0)	Tyler Hitchcock (flickr.com/photos/teehitch/9359124130) Creative Commons (creativecommons.org/licenses/by/4.0)
Adventurous – 0 Peaceful – 10 Chaotic – 0 Wild – 0 Introverted – 10 Extroverted – 0	Adventurous – 7 Peaceful – 7 Chaotic – 4 Wild – 5 Introverted – 8 Extroverted – 7

Our business office is located at 432 Maple Hill Avenue, Newington, Connecticut 06111; our telephone number is 860-532-0427; our main E-mail address is info@visualacumen.com. Our United States and registered statutory office is located at 1201 Hays Street, Tallahassee, Florida 32301.

The Company has not yet implemented its business plan and to date has generated no revenues.

Visual Acumen has not made any material change in its mode of conducting business and has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change. Since inception we have not been in receivership, bankruptcy or similar proceeding.  We have not made any significant purchase or sale of assets or been involved in any merger, material reclassification, acquisition or consolidation.

MARKET OPPORTUNITY

The Company intends to initially focus on licensing its technology to third-party companies and developers as well as development of iOS and Android applications targeting communications disorders, dating and self-help.

Approximately 15-20% of the population has a language-based learning disability. (Gribbons, William. “Universal Accessibility and Functionally Illiterate Populations: Implications for HCI, Design, and Testing” The Human-Computer Interaction Handbook 30 Oct. 2007).  The most common cause of spelling, reading and writing difficulties is dyslexia (Hultquist, Alan “An Introduction to Dyslexia for Parents and Professional” 15 Jun. 2006). Dyslexia represents one of the most common problems affecting children and adults; the prevalence in the United States is estimated to be 5% to 17% of school-age children, with as many as 40% reading below grade level. Dyslexia (or specific reading disability) is the most common and most carefully studied of the learning disabilities, affecting at least 80% of all individuals identified as being learning disabled. (Shaywitz, Sally and Shaywitz, Bennet, “Dyslexia (Specific Reading Disability)” Pediatrics in Review Vol 24 No. 5 May 2003).

Many famous CEO’s are dyslexic; but they have found ways to overcome the disability and have achieved success.  For example, Richard Branson, the CEO of Virgin, Steve Jobs, the CEO of Apple, and Henry Ford, the CEO of the Ford Motor Company, all overcame Dyslexia.

Modern communication, whether by email, message, word processor, spreadsheet, blog, articles, etc. are overwhelmingly lexical and therefore present a barrier for those individuals for whom lexical communication is a weakness.

11% of American adults and 38% of those who are currently “single and looking” for a partner—have used online dating sites or mobile dating apps (Smith, Aaron and Duggan, Maeve. “Dating Digitally”, Pew Internet & American Life Project 21 Oct. 2013).

The mobile dating application, Tinder, generates 2 million matches per day and roughly 200 million ratings by users.  (Friedman, Ann. “How Tinder Solved Online Dating for Women” New York Magazine 10 Oct. 2013). Over 50 billion mobile applications have been downloaded since Apple’s “App” Store opened for business on July 10, 2008. (Louis, Tristan. “How Much Do Average Apps Make?” Forbes 10 Aug. 2013).  In 2008, there were 500 individual applications being sold in the Apple “App” Store; some 900,000 applications are now available. (Graham, Jefferson. “Apple App Store Marks 5 Years of App-ortunity.” USA Today 9 July 2013.) Developers have been paid more than $5 billion in the last 12 months from Apple through the “App” Store; the android has generated approximately $900 million for developers over that same time period. (Louis, Tristan. “How Much Do Average Apps Make?” Forbes 10 Aug. 2013.)

As smartphones, tablets and other mobile connected devices become increasingly powerful and affordable, and mobile internet access becomes more widespread and faster, users are consuming more content on their mobile devices. Applications in particular are becoming a popular way for consumers to engage with and consume personalized digital content on their mobile connected devices. Gartner Inc., an industry research firm, forecasts that the total number of downloads from mobile application stores worldwide will increase from 8.2 billion in 2010 to 185 billion in 2014. (Gartner, Inc. Gartner Says Worldwide Mobile Application Store Revenue Forecast to Surpass $15 Billion in 2011. 26 Jan. 2011. Print.)

DESCRIPTION OF PRODUCTS AND SERVICES

We intend to license our technology to companies as well as develop a portfolio of applications for the Apple iOS and Google Android platform primarily focused on dating, self-help, and communication disorders.

We intend to develop technologies and application development processes that are designed to enable us to rapidly and cost effectively develop and publish applications that meet the expectations and preferences of consumers and the requirements of the underlying third party platforms on which we offer our products. Because the markets for our applications are characterized by rapid technological change, particularly in the technical capabilities of mobile phones and changing end-user preferences, continuous investment is required to innovate and publish new applications, and to regularly update our dating applications, our social networking application and our stand-alone websites.

The Company’s first product will be a mobile self-help and dating application. The experience is a visual version of Eharmony.com’s 436 question survey or Chemistry.com’s 146 question survey.  The user is presented with a series of images with a corresponding question; based on the users responses over time, the user will be presented with analytical information about themselves.  Users will also have the option to search for other users with similar statistical profiles to themselves.

MARKETING

We believe in order to begin to generate revenues within 12 to 18 months of completion of this offering we must build a user base among application development companies and consumer. We intend to accomplish this as follows:

1. Develop our Website – The Company is in the process of developing its website. Our website will serve as the Company’s primary location for providing information about the Company.  The website will provide information about our technology and applications the Company has developed, including features and functionality.

2. Develop and implement a marketing plan – The Company intends to generate revenue from licensing our technology and the sale of applications. A key factor in the Company’s success will be the building of third party relationships within the technology community including application developers and users of tablet computers and smart phones; we intend to develop a marketing plan to build awareness among application developers as well as retailers and among the tablet computer and smart phone community. The Company intends these efforts to include: (i) using viral channels within social media networking platforms to build awareness of our products; (ii) using web channels to communicate with potential and existing buyers about new products’ design, graphics, features, and benefits; (iii) advertising through third-party applications and banners through networks offering mobile advertising delineated by age, gender, and geography; (iv) promotion through editorials, press releases, application reviews, blog posts, and email blasts; (v) video marketing through video channels to promote and demonstrate our products; and (vi) search engine optimization. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Employees and Employment Agreements

As of December 31, 2013, we have no employees other than Mr. McKenna, our sole officer and director. Mr. McKenna has the flexibility to work on our business up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operation.

Government Regulations

The internet, online dating, and social networking markets are generally not subject to governmental regulation and there are no material governmental approvals that are necessary to conduct our current business. This permits us to provide our services without the time and expense of governmental supervision but also provides fewer barriers to would be competitors for entry into the social networking application industry.

Specific federal laws that might impact our business include The Communications Decency Act of 1996, The Children’s Online Privacy Protection Act of 1998 and The Electronic Communications Privacy Act of 1986, among others. If we were to violate any of these laws, we could be exposed to costly or time-consuming litigation or it could have an adverse effect on our current or future operations.

We are unaware of and do not anticipate having to expend significant resources to comply with any local/state and governmental regulations of the market. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our services’ which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property and Patents

We intend, in due course, subject to legal advice, to determine if we are able to receive design protections for our products, in which case we will apply for patent, trademark protection and/or copyright protection in the United States, Canada and other jurisdictions.

We intend to aggressively assert our rights in patent, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Plan of Operation

Visual Acumen, Inc., was established October 7, 2013. Currently we have temporary offices at 432 Maple Hill Avenue, Newington, Connecticut 06111. Our sole officer, director and founding stockholder created the business as a result of knowledge of computer programming and mobile technologies.

The Company is developing a process for extracting descriptive data from images to be used to provide analytical information to users about themselves and their habits as well as empower users who have difficulties with the written word, communicate more effectively.  The Company intends to license the technology to third-party companies and developers as well as develop applications on the Apple iOS and Android platform and sell these applications through the Apple “App Store” and Google Play store.

Through the licensing of our technology to third-party companies and developers as well as the marketing and sales of our applications through third-party online retailers, the Company intends to build revenues based upon profits realized through licensing fees as well as the sale of applications.

We are in the early stages of setting up an operational company capable of realizing revenues; as of December 31, 2013, we had cash on hand of $9,000.  We have prepared this offering to provide the basic minimum amount of funds of $33,000 to provide sufficient cash for the next 18 months which will be used to cover our operational costs including: the costs associated with the offering, website design, graphic design, product development, marketing, working capital, and various filing fees and transfer agent fees.

If we are unsuccessful in generating the cash set forth in this offering, our management may decide to modify our business plan on a reduced scale and quality.  Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts; and raising less than $33,000 will decrease funds for available operations. The Use of Proceeds table indicates how funds will be allocated to each category of expenses under our business plan in proportion to the percentage of shares sold (whether 35%, 50%, 75% or 100%).  The first money raised, of course, will be set aside and used for meeting our reporting requirements to the Securities Exchange Commission and the State of Florida.

The Company will not engage any service providers unless and until sufficient funds were raised and then the terms of the engagement would be dependent upon amount of capital available.

Initially, Mr. McKenna will provide his office computer and office equipment at no cost; we do not anticipate the purchase of any significant equipment at this time or in the next 18 months. The number of employees required to operate our business is currently one part time individual.

As a result of our being a development stage company with minimal amounts of equity capital initially available, $9,000, we have set our goals in three phases during the 18 month period starting upon the effective date of this registration statement; during which time the Company must raise capital and start its sales activities. The first phase (“Phase One”) of our operation over this period is based upon the availability of our initial funding of $9,000.  The second phase (“Phase Two”), is based upon our funding of $33,000. The third phase (“Phase Three”) is based upon funding of additional equity in the approximate sum of $150,000 to $300,000.

Phase One, includes development of our business operations upon our founders’ investment of $9,000.  Phase One activities include: (i) setting up our corporate structure (incorporation); (ii) set up corporate governance; (iii) retain counsel and an auditor to assist in preparation of documents providing for the raising of $33,000 to complete Phase Two of our Plan of Operation; (iv) filing of the Company’s registration statement (v) commence design of the Company’s logo; and (vi) registration of the Company’s internet domain name.  We expect to complete this phase between November 2013 and March 2014.

Phase Two, includes development of our business operations upon our receipt of the funds from this offering of $33,000. In Phase Two the Company intends to: (i) develop its website; (ii) complete development of the Company’s business and marketing plan; (iii) interview consultants to assist in developing our operations and marketing plans; (iv) begin development of a prototype application; (v) develop relationships with multiple third party online retailers which will allow us to market and sell our applications; and (vi) commence sales of the Company’s first applications. We expect to complete this phase, including time to make the proper adjustments necessary, within 12 to 18 months of the effective date of this registration.

We have not commenced the majority of milestones set forth in Phase Two of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then the Company will be able to continue its operations, however no significant business will be accomplished until other equity is raised, or in the unlikely event that our business plan as currently developed, generates sufficient revenues to allow for major investment purchases.

Phase Three, includes development of our business operations upon our receipt of additional equity in the approximate sum of $250,000 to $500,000. If, and when we raise $250,000 in Phase Three, we intend to pay our President a salary of $40,000 per year. There will be no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. The balance of the equity would be utilized for development of more applications, hiring additional programmers, designers, and marketing consultants, legal (including investigating potential patent and trademark opportunities), accounting, website maintenance, and general office expenses. In the event an additional $250,000 were raised (in addition to the $33,000 in this offering, and $250,000 referenced above), we would allocate the $250,000 primarily to the hiring of additional programming staff, equipment purchases and office space. We anticipate that it will take us approximately 8 to 12 months after the funding referenced in this Phase Three to expand our programming capability through the securing of office space and hiring of additional staff.

Until an infusion of capital from this offering, we will not be able to complete Phase Two of our Plan of Operation. We currently have insufficient capital to commence any significant business advances such as development or marketing our applications. Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered startup losses which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 to 18 months, without taking into account any internally generated funds from operations.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Phase Three. These funds may be raised through equity financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $250,000 of the funds earmarked in Phase Three, we would may unable to significantly expand our application product line utilizing multiple programmers to the levels under Phase Three. Alternatively we may be required to reduce the salary to our President and cover legal and accounting fees required to continue our operations.

There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Reports to Security Holders

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20509. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

As our office space needs are limited at the current time, we are currently operating out of our sole director and officer’s office located at, 432 Maple Hill Avenue, Newington, Connecticut 06111.  Our office space has been donated free of charge by our sole director and officer.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

•	Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

•	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

•	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

•

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;

(ii)	selected financial data required for only the fiscal years that were audited;

(iii)

executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

LEGAL PROCEEDINGS

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. At the present time we have no outstanding options or warrants to purchase securities convertible into common stock. Nor are there shares of common stock that could be sold according to Rule 144. Because we are considered a shell company as defined under Rule 405 of the Securities Act, Rule 144(i) states that Rule 144 is not available to shareholders for the resale of securities they acquired in this offering until (1) we cease to be a shell company, (2) we file current “Form 10” information with the SEC reflecting our new status as a company no longer meeting the definition of a shell company subjecting us to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (3) we are current with the filing of all such required reports, and (4) one year has elapsed since we filed the current “Form 10” information with the SEC.”

This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this Prospectus there was one holder of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company. We were incorporated in the state of Florida on October 7, 2013.

We were formed  develop a process for extracting descriptive data from images to be used to provide analytical information to users about themselves and their habits as well as empower users who have difficulties with the written word, communicate more effectively.  The Company intends to license the technology to third-party companies and developers as well as develop applications on the Apple iOS and Android platform and sell these applications through the Apple “App Store” and Google Play store.  We have not generated any revenues, but we anticipate that we will begin generating revenues upon 18 months of completion of this offering, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, including: accounting services, legal fees, various filing fees and transfer agent fees costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing (i) additional sources of financing, (ii) consultants, (iii) a marketing plan, and (iv) offices.  The proceeds from this offering has been budgeted to cover the costs associated with the offering including: website design, graphic design, equipment purchases, working capital, various filing fees and transfer agent fees; will satisfy our cash requirements for up to 18 months.

We have been issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

We are unable to identify in any detail the steps we will take to obtain the financing required to execute our business plan.

Results of Operations

From inception (October 7, 2013) through December 31, 2013, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $2,000 on start-up costs. We have not generated any revenue from business operations. All cash held by us is the result of the sale of common stock to our sole director and officer.

Although we intend to begin generating revenues upon 12 to 18 months of completion of this offering, there is a possibility we may continue to incur operating losses. We believe that our lack of significant expenses and our ability to design and write the programming for applications may generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales from applications will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

If we are unable to raise additional monies, we only have enough capital to cover the costs of this offering and to begin implementing the business and marketing plan. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees and developing the business plan. As of December 31, 2013 we had $ 9,000 cash on hand.

There is no historical financial information about us upon which to base an evaluation of our performance. We have incurred expenses of $2,000 on our operations as of December 31, 2013 and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole director and officer for aggregate proceeds of $9,000.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies (See “Risk Factors“). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Our results of operations are summarized below:

October 7, 2013 (Inception)
To December 31, 2013
(Audited)
Revenue	—
Cost of Revenue	—
Expenses	$2,000
Net Loss -	$(2,000)
Net Loss per Share - Basic and Diluted	(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	9,000,000

Liquidity and Capital Resources

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended December 31, 2013, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000.

Our current cash on hand is $ 9,000, which is allocated to cover the expenses associated with this offering.  Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC.  However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our “Use of Proceeds” would be adjusted accordingly.  Nonetheless, based on our disclosure above under “Use of Proceeds,” which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 35% will allow us minimal operations for three month period while meeting our State and SEC required compliance obligations. Although, the sale of 100% of the securities in this offering will not provide sufficient capital to fully implement the business plan, it will enable us to begin executing our business plan to support pursuing investment capital.

As of December 31, 2013, we spent $2,000 on formation and accounting fees. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director; we currently have accrued liabilities of $2,000 and a working capital of $7,000.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The Sole director and officer has made no commitments written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our Board as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our Board. It is possible that if our Board included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and  have a material impact on our financial statements.  Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in Note 3 of the notes to our financial statements for the year ended December 31, 2013.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

RECENT ACCOUNTING PRONOUCEMENTS

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company’s internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Messineo & Co, CPAs, LLC, has audited our Financial Statements for the period from October 7, 2013 (date of inception) through December 31, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On October 7, 2013 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements;

•	compliance with applicable laws, rules and regulations;

•	the prompt reporting violation of the code; and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

MANAGEMENT

Officer and Director

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the Board to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office. The Board has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)
Alex McKenna 432 Maple Hill Avenue Newington, Connecticut 06111	50	President, Secretary/ Treasurer, Principal Executive Officer, Principal Financial Officer and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Business Experience

ALEX MCKENNA, SOLE OFFICER AND DIRECTOR

Mr. McKenna is our founder and has served as our sole officer and director since our inception. He has 26 years of experience in the computer technology industry.  In 2007, Mr. McKenna founded AllIncludedWeb, an internet company which assisted small businesses in their web development.  From 1997 to 2007, Mr. McKenna was a technology consultant where he architected and designed computer networks, developed custom software and provided sophisticated network troubleshooting.  From January 1994 until October 1997, Mr. McKenna worked as an independent consultant and developed advanced network infrastructure, specializing in wireless data for the United States Army, United States Navy, KMPG, General Electric, General Electric Turban, and General Electric Power. Mr. McKenna attended SUNY Albany, where he majored in Nuclear Physics and Chinese.

CONFLICTS OF INTEREST

As of December 31, 2013, we have no employees. Mr. Alex McKenna, our founder, Sole officer and director, currently devotes 10 to 25 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Mr. McKenna regarding the provision of his services to the Company.

Mr. McKenna is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses.

Although Mr. McKenna is presently able to devote 10 to 25 hours per week to our business while maintaining his own livelihood, this may change. Also, if we require Mr. McKenna to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his livelihood.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board is comprised of solely of Mr. McKenna who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our Board, Mr. McKenna does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board to include one or more independent directors, the Company intends to establish an Audit Committee of our Board. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert.  Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to October 7, 2013 our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception October 7, 2013 through December 31, 2013.

Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Alex McKenna CEO	2013	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole director and officer as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested (#)
Alex McKenna	—	—	—	—	—	—	—	—	—

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officer and director and may reserve up to 10% of our outstanding shares of common stock for that purpose.

Options Grants during the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole director and officer or employees or consultants since we were founded.

Compensation of Directors

Our sole director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board.

Employment Contracts, Termination of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officer or director other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. McKenna that would result from his resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither our sole director and officer nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception (October 7, 2013) through December 31, 2013.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alex McKenna	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our Sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Alex McKenna	9,000,000	100%
	432 Maple Hill Avenue Newington, Connecticut 06111

	All Officers and Directors as a Group (1 person)	9,000,000	100%

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	Alex McKenna	9,000,000	75%
	432 Maple Hill Avenue Newington, Connecticut 06111

	All other Shareholders	3,000,000	25%

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 7, 2013 we issued 9,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $9,000.

Since our formation on October 7, 2013, there have been no other transactions, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Director Independence

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

REPORTS TO SECURITY HOLDERS

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, upon effectiveness of the registration statement we are required to comply only with the limited reporting requirements of Section 15(d) of the Exchange Act.

These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20509. If we fail to meet the Exchange Act’s reporting requirements we will lose our status as a reporting Issuer with the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC. The public may also read any materials filed by us with the SEC through the SEC’s website at www.sec.gov. In addition to documents related to the registration statement of which this prospectus forms a part, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20509, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20509, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Visual Acumen, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

VISUAL ACUMEN, INC.

(A Development Stage Entity)

Messineo & Co, CPAs, LLC 2471 N McMullen Booth Rd Ste. 302 Clearwater, FL 33759-1362 T: (518) 530-1122 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Visual Acumen, Inc.

Newington, CT

We have audited the accompanying balance sheet of Visual Acumen, Inc. (a development stage company) as of December 31, 2013 and the related statement of operations, stockholder’s equity and cash flows for the period from October 7, 2013 (date of inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visual Acumen, Inc. (a development stage company) as of December 31, 2013 and the results of its operations and its cash flows for the period from October 7, 2013 (date of inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not emerged from the development stage, and may be unable to raise necessary equity to implement its’ business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co, CPAs LLC

Clearwater, Florida

January 14, 2014

VISUAL ACUMEN, INC.

(A Development Stage Company)

BALANCE SHEET

December 31, 2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,000
Total current assets	9,000

TOTAL ASSETS	$9,000

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable & Accrued liabilities	$2,000
Total liabilities	2,000

COMMITTMENTS AND CONTINGENCIES (NOTE 7)

STOCKHOLDER’S EQUITY
Capital Stock (Note 5)
Authorized: 250,000,000 common shares, $0.0001 par value.
Issued and outstanding shares: 9,000,000 common shares.	$900
Additional paid-in capital	8,100
Deficit accumulated during the development stage	(2,000)
Total Stockholder’s Equity	7,000

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$9,000

See auditors’ report and notes to the financial statements.

VISUAL ACUMEN, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the Period from Inception October 7, 2013 to December 31, 2013

REVENUES	$—

EXPENSES
General & Administrative	$—
Professional Fees	2,000

Loss Before Income Taxes	$(2,000)

Provision for Income Taxes	—

Net Loss	$(2,000)

PER SHARE DATA:

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted Average Common shares outstanding	9,000,000

See auditors’ report and notes to the financial statements.

VISUAL ACUMEN, INC.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception – October 7, 2013	—	$—	$—	$—	$—

Common shares issued to Founder for cash at $0.001 per share (par value $0.0001) on October 7, 2013	9,000,000	900	8,100	—	9,000

Loss for the period from inception on December 31, 2013	—	—	—	(2,000)	(2,000)

Balance December 31, 2013	9,000,000	$900	$8,100	$(2,000)	$7,000

See auditors’ report and notes to the financial statements.

VISUAL ACUMEN, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period from Inception October 7, 2013 to December 31, 2013

OPERATING ACTIVITIES

Net Loss	$(2,000)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued liabilities	2,000
Net cash used in operating activities	—

FINANCING ACTIVITIES

Proceeds from sale of common stock	9,000

Net cash provided by investing activities	9,000

INCREASE IN CASH AND CASH EQUIVALENTS	9,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$9,000

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$—
Income taxes	$—

See accompanying auditors’ report and notes to the financial statements.

Visual Acumen, Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from October 7, 2013 (Date of Inception) through December 31, 2013

NOTE 1. NATURE OF BUSINESS

Visual Acumen, Inc. (the “Company”), a Florida corporation, is developing a process for extracting descriptive data from images to be used to provide analytical information to users about themselves and their habits as well as empower users who have difficulties with the written word, communicate more effectively.  The Company intends to license the technology to third-party companies and developers as well as develop applications on the Apple iOS and Android platform and sell these applications through the Apple “App Store” and Google Play store.  The Company was incorporated on October 7, 2013 (Date of Inception) with its corporate headquarters located in Newington, Connecticut and its fiscal year-end is December 31, 2013.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended December 31, 2013, the Company had no operations. As of December 31, 2013, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. The significant accounting policies followed are:

BASIS OF PRESENTATION

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 3 regarding the assumption that the Company is a “going concern”).

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s development stage activities

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Visual Acumen, Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from October 7, 2013 (Date of Inception) through December 31, 2013

FASB Accounting Standards Codification (ASC) topic, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RESEARCH AND DEVELOPMENT EXPENSES

Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period October 7, 2013 (date of inception) through December 31, 2013.

COMMON STOCK

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Visual Acumen, Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from October 7, 2013 (Date of Inception) through December 31, 2013

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share. There is currently no dilutive shares outstanding

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2013.  As of December 31, 2013, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSES

FASB ASC Topic “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).  The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC Topic, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending December 31, 2013.

REVENUE AND COST RECOGNITION

The Company has no current source of revenue.  The Company intends to recognize revenue as required by the Revenue Recognition Topic of the FASB Accounting Standards Codification.

ADVERTISING

Advertising costs are expensed as incurred. There has been no advertising cost incurred for the period October 7, 2013 (date of inception) through December 31, 2013.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  For the period October 7, 2013 (date of inception) through December 31, 2013 the Company incurred losses of $2,000.  The net operating loss, resulting from operating activities, result in deferred tax assets at the effective statutory rates.  The deferred tax asset has been off-set by an equal valuation allowance.

VISUAL ACUMEN, INC.

(A Development Stage Company)

Notes to Audited Financial Statements

For the Period from October 7, 2013 (Date of Inception) through December 31, 2013

October 7, 2013
(Date of Inception)
through
December 31, 2013
Tax benefit at U.S. statutory rate	$—
State income tax benefit, net of federal benefit.	—
$—

The Company did not have any temporary differences for the period from October 7, 2013 (Date of Inception) through December 31, 2013.

NOTE 5. SHAREHOLDER’S EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 250,000,000 shares with a par value of $0.0001.

The Company issued 9,000,000 shares of our $.0001 par value common stock to Alex McKenna , our CEO and sole director, on October 7, 2013 for cash in the amount of $9,000 (per share price of $.001).

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 6. RELATED PARTY TRANSACTIONS

On October 7, 2013 the Company sold 9,000,000 shares of common stock to its founder for $0.001 per share.

The officer and director of the Company is or may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Our sole director has not been compensated and there is no employee contract.  There are no arrangements pursuant to which our Sole director is or will be compensated in the future for any services provided as a director. For the period October 7, 2013 (date of inception through December 31, 2013, there have been no payments to our sole employee and officer.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above is not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

NOTE 7. COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8. SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 14, 2014, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[outside back cover page of the prospectus]

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$—
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$300
Transfer Agent Fees	$1,625
Accounting fees and expenses	$2,750
Legal fees and expenses	$3,275
TOTAL	$7,950

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Title XXXVI, Chapter 607, of the Florida Statutes (the “Florida Business Corporation Act”) permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the Articles of Incorporation provide otherwise, whether or not the corporation has provided for indemnification in its Articles of Incorporation.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

(a)

On October 7, 2013, we issued 9,000,000 shares to Mr. McKenna, the Company’s founder, in exchange for cash of $9,000. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering

It is our belief Mr. McKenna had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Mr. McKenna certified that he was purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1	Articles of Incorporation of Visual Acumen, Inc.
3.2	Bylaws of Visual Acumen, Inc.
4.1	Specimen Stock Certificate of Visual Acumen, Inc.
5.1	Opinion of Counsel.
14.1	Code of Ethics.
23.1	Consent of Accountants.
99.1	Subscription Agreement Visual Acumen, Inc.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newington, Connecticut on February 5, 2014.

VISUAL ACUMEN, INC.

By:	/s/ Alex McKenna
President, Chief Executive Officer,
Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Alex McKenna	President, Chief Executive Officer,	February 5, 2014
Alex McKenna	Chief Financial Officer, Principal
Accounting Officer, Secretary,
Treasurer, Director